Exhibit 16.1

Mr. Brian Mitts

Chief Financial Officer

NexPoint Multifamily Realty Trust, Inc.

300 Crescent Court

Suite 700

Dallas, Texas 75201

December 8, 2014

Dear Mr. Mitts:

This is to confirm that the client-auditor relationship between NexPoint Multifamily Realty Trust, Inc. (formerly known as Highland Capital Realty Trust, Inc.) (Commission File Number 333-200221) and PricewaterhouseCoopers LLP has ceased.

Very truly yours,

cc:	Office of the Chief Accountant SECPS Letter File Securities and Exchange Commission SECPSletters@sec.gov 100 F Street, N.E. Washington, DC 20549-7561